UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2024

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

 ____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 14, 2024, Nelson Cabatuan, age 46, has been appointed to the position of Chief Financial Officer of Lexaria Bioscience Corp. (the “Company”) replacing the temporary outsourced CFO services provided by Mike Shankman via NOW CFO.

Mr. Cabatuan does not have any family relationships with any other person employed or engaged by the Company nor has Mr. Cabatuan been a party to any transaction with the Company exceeding $120,000.  Mr. Cabatuan has over 15 years of extensive experience in the biotech industry with a focus on strategic planning, fundraising, financial planning and analysis, accounting, administration and operations, commercial launch, treasury, taxation and systems implementation, investor relations and corporate communications.

During the past five years, Mr. Cabatuan has acted as the Senior Vice President Finance & Operations of Rain Oncology Inc. and the Vice President Finance & Principal Accounting Officer of Rigel Pharmaceuticals Inc., both being US Nasdaq listed companies.  In that capacity he has been a key player in raising $175M in equity financings for Rain Oncology Inc. via initial public offering and follow-on offering, as well as over $1B via equity financings and over $1B via collaboration agreements for Rigel Pharmaceuticals Inc.  Mr. Cabatuan holds designations as a Certified Public Accountant, Certified Fraud Examiner and Certified Internal Auditor.

In his position as Chief Financial Officer, Mr. Cabatuan will be compensated with a base annual salary of US$198,000, subject to annual increases of US$12,000 for the first and second anniversary of employment with any subsequent increase being subject to negotiation, an option grant for the issuance of up to 200,000 common shares vested over three years, and annual performance milestone bonuses of up to 35% during the first year, 40% during the second year and thereafter up to 50% of the base salary.  In addition, Mr. Cabatuan’s employment agreement provides that upon the sale of an affiliate company, he will receive compensation on the gross sale value equal to 0.5% if the sale occurs in the first year of employment, 0.75% if the sale occurs in the second year of employment and 1.0% if the sale occurs thereafter.  As well, upon a change of control of Lexaria Bioscience Corp., Mr. Cabatuan will be entitled to twelve months of base salary if it occurs in the first year, thirteen months of base salary if it occurs in the second year and fourteen months of base salary if it occurs in the third year or any subsequent year thereafter.  Should Mr. Cabatuan be terminated without cause, after an initial six months with the Company, he will be entitled to severance pay equal to two (2) months base salary, with such severance pay increasing by a month for each completed year of employment.

The description of Mr. Cabatuan’s compensation is qualified in its entirety by the agreement that will be filed as an exhibit to the Company’s second quarter 10-Q Quarterly Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: March 15, 2024

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